News Release

Ashland Board appoints Ashish K. Kulkarni as new director

WILMINGTON, Del., May 8, 2024 – Ashland Inc. (NYSE: ASH) is announcing the appointment of Ashish K. Kulkarni to its Board of Directors. Kulkarni is the CEO of Kebotix, a startup company focused on commercializing artificial intelligence methods into new material commercialization. He is the former executive vice president and chief innovation officer, GAF, former chief technology and innovation officer, Avantor and former chief technology and innovation officer, Celanese Corporation. He will serve on the Board's Environmental, Health, Safety and Quality, and Compensation Committees, effective May 6, 2024. Prior to Celanese, Kulkarni held leadership positions at United Technologies Corporation, American Standard and General Electric.

With the addition of Kulkarni and in anticipation of potential director retirements under the Board’s retirement and resignation policy, Ashland increases the size of the Board to 11 members.

Kulkarni is a highly experienced global technology and innovation leader in premier companies across diverse industries. He excels at building cultures and ecosystems of innovation to accelerate the delivery of breakthrough products and services that increase customer loyalty, market share, revenue growth, profitability, and return on investment (ROI).

“I am pleased to welcome Ashish as a new director to the Ashland Board,” said Guillermo Novo, chair and chief executive officer, Ashland. “As we continue to execute our strategy to shape and grow our portfolio, Ashish will provide unique perspectives about advancing and accelerating scalable growth.”

To learn more, visit investor.ashland.com

About Ashland
Ashland Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for environment, social and governance (ESG). The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 3,800 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/ESG to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made. These statements include but may not be limited to, Ashland’s current expectations or beliefs concerning, among other things, its future Board size. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties affecting Ashland are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

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FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
William Whitaker	Carolmarie C. Brown
+1 (614) 790-2095	+1 (302) 995-3158
wcwhitaker@ashland.com	ccbrown@ashland.com